Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

American Software, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-191664 on Form S-8, No. 333-168943 on Form S-8, No. 333-160559 on Form S-8, No. 333-206584 on Form S-8, No. 333-161471 on Form S-8, No. 333-213402 on Form S-8 and No. 333-220390 on Form S-8) of American Software, Inc. of our reports dated July 13, 2018, with respect to the consolidated balance sheets of American Software, Inc. and subsidiaries as of April 30, 2018 and 2017, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended April 30, 2018, and the related notes and financial statement schedule (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of April 30, 2018, which reports appear in the April 30, 2018 annual report on Form 10-K of American Software, Inc.

/s/ KPMG LLP

Atlanta, Georgia

July 13, 2018